UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2020

BRISTOW GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3151 Briarpark Drive, Suite 700
7th Floor
Houston, Texas 77042
(Address of principal executive offices) (zip code)

(713) 267-7600
(Registrant’s telephone number, including area code)

ERA GROUP INC.
945 Bunker Hill Rd., Suite 650
Houston, Texas 77024
(713) 369-4700
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2020, Era Group Inc. (the “Company”) completed its business combination with Bristow Group Inc. (“Old Bristow”) following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of January 23, 2020 (as amended on April 22, 2020), by and among the Company, Ruby Redux Merger Sub, Inc. (“Merger Sub”), and Old Bristow (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Old Bristow, with Old Bristow surviving as a wholly owned subsidiary of the Company (the “Merger”).  In connection with the Merger, the Company changed its name to Bristow Group Inc., and its ticker symbol to “VTOL”, and Old Bristow changed its name to Bristow Holdings U.S. Inc. (the “Name Change”).

Upon completion of the Merger, the shares of Old Bristow common stock, par value $0.0001 (“Old Bristow Common Stock”) that were outstanding immediately prior to the closing of the Merger  (including, among other things, shares issued as a result of the conversion of all outstanding shares of Old Bristow preferred stock, par value $0.0001 (“Old Bristow Preferred Stock”) and certain shares of Old Bristow Common Stock held in reserve to settle claims from Old Bristow’s Bankruptcy) were converted into the right to receive, in the aggregate, a number of shares of the Company’s common stock, par value $0.01 (“Company Common Stock”), equal to the product of (i) 77% multiplied by (ii) the quotient of (x) the number of shares of Company Common Stock outstanding immediately prior to the Merger, calculated on a fully diluted basis, as adjusted for the Reverse Stock Split (as defined below), divided by (y) 23% (the “Aggregate Merger Consideration”). Each holder of Old Bristow Common Stock, other than holders of dissenting shares, received, for each share of Old Bristow Common Stock, a number of shares of Company Common Stock equal to the Aggregate Merger Consideration divided by the number of shares of Old Bristow Common Stock outstanding immediately prior to the Merger (including, among others, shares issued as a result of the conversion of Old Bristow Preferred Stock and any shares underlying Bristow options or restricted stock units) and cash in lieu of fractional shares.

Immediately prior to the Merger, the Company effected a reverse stock split (the “Reverse Stock Split”), pursuant to which the shares of Company Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split were reclassified into a smaller number of shares such that a stockholder of the Company prior to the Reverse Stock Split owns one share of Company Common Stock for each three shares of Company Common Stock held immediately prior to the effectiveness of the Reverse Stock Split.

After giving effect to the Reverse Stock Split a total of 7,175,029 shares of Company Common Stock were issued and outstanding (including restricted stock awards), as well as an additional 52,256 shares of Company Common Stock underlying other Company equity awards. Approximately 23,026,993 shares of Company Common Stock were issued as consideration in the Merger to holders of Old Bristow common stock (including shares issued as a result of the Old Bristow preferred stock conversion), exclusive of shares underlying equity awards, reserve shares and shares of shareholders purporting to dissent. Holders of the Old Bristow Common Stock Awards received Company equity awards entitling them to receive an aggregate of approximately 210,496 shares of Company Common Stock (exclusive of shares underlying unvested equity awards forfeited at the closing of the Merger) upon exercise or vesting thereof, as applicable, or approximately 0.7% of the fully diluted shares. Holders of the Old Bristow Preferred Stock Awards received Company equity awards entitling them to receive an aggregate of approximately 538,601 shares of Company Common Stock (exclusive of shares underlying unvested equity awards forfeited at the closing of the Merger) upon exercise or vesting thereof, as applicable, or approximately 1.7% of the fully diluted shares.

Registration Rights Agreements

Pursuant to individual voting agreements with each of Solus Alternative Asset Management LP (“Solus”) and South Dakota Retirement System (“SDIC”), on June 11, 2020 the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with affiliates of Solus and SDIC (collectively, the “RRA Stockholders”). The Registration Rights Agreement requires the Company to file a shelf registration statement registering the resale of Company Common Stock held by the RRA Stockholders within 10 days after the later of (i) consummation of the Merger and (ii) the availability of all financial statements required by the Securities Act of 1933, as amended (the “Securities Act”) to be included or incorporated by reference in a registration statement filed under the Securities Act registering the resale of the Company’s Common Stock.  The Registration Rights Agreement also allows the RRA Stockholders, under certain circumstances, to demand registrations and provides for certain piggyback registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Old Bristow Credit Facilities

Prior to Completion of the Merger, Old Bristow and certain subsidiaries of Old Bristow were parties to the following credit facilities which remain outstanding after completion of the Merger.

Bristow ABL Facility

On April 17, 2018, two of Old Bristow’s subsidiaries entered into an asset-backed revolving credit facility (the “ABL Facility”).  On October 31, 2019, the effective date (the “Effective Date”) of Old Bristow’s Amended Joint Chapter 11 Plan of Reorganization (the “Amended Joint Chapter 11 Plan of Reorganization”), Old Bristow entered into an Amendment and Restatement, Confirmation and Waiver Agreement (the “ABL Amendment”) to the ABL Facility (together with the ABL Amendment, the “Amended Bristow ABL”), by and among Old Bristow, as parent guarantor, Bristow Norway AS, Bristow U.S. LLC and Bristow Helicopters, as borrowers and guarantors, the financial institutions from time to time party thereto as lenders and Barclays Bank PLC, in its capacity as agent and security trustee.  The Amended Bristow ABL provides for commitments in an aggregate amount of $75 million, with a portion allocated to each borrower subsidiary and a borrowing base calculated by reference to eligible accounts receivable, subject to an availability block of $15 million. The maximum amount of borrowings available under the ABL Facility could be increased from time to time to a total of as much as $115 million, subject to the satisfaction of certain conditions, and any such increase would be allocated among the borrower subsidiaries. The Amended Bristow ABL bears interest at a rate of either the Base Rate (as defined therein) or LIBOR or NIBOR (each, as defined therein) plus an applicable margin that ranges from 1.00% to 1.50% per annum for Base Rate loans and 2.00% to 2.50% per annum for LIBOR or NIBOR loans, in each case, based on availability under the Amended ABL Facility, and matures on April 17, 2023, subject to certain early maturity triggers related to maturity of other material debt. As of March 31, 2020, no loans and approximately $16 million of letters of credit are outstanding under the ABL Facility. The unused portion of the Amended Bristow ABL is subject to commitment fees of 0.375% to 0.50% per annum, based on availability thereunder. Amounts borrowed under the ABL Facility are secured by certain accounts receivable owing to the borrower subsidiaries and the deposit accounts into which payments on such accounts receivable are deposited.  The foregoing description of the Amended Bristow ABL does not purport to be complete and is qualified in its entirety by reference to the Amended Bristow ABL, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Lombard Credit Agreements

On November 11, 2016, Bristow Aircraft Leasing Limited (“BALL”) entered into the term loan credit agreement (the “BALL Lombard Credit Agreement”) and Bristow U.S. Leasing LLC (“BULL”, together with BALL, the “Lombard Borrowers”)  entered into the term loan credit agreement (the “BULL Lombard Credit Agreement” and, together with the BALL Lombard Credit Agreement, (the ”Lombard Debt”). As of March 31, 2020, $74 million remained outstanding under the BALL Lombard Credit Agreement and $89 million remained outstanding under the BULL Lombard Credit Agreement. The Lombard Borrowers’ respective obligations under the Lombard Debt were guaranteed by Old Bristow, and each financing is secured by the SAR aircraft purchased by the applicable borrower with the proceeds of its loan. Borrowings under the financings bear interest at an interest rate equal to GBP LIBOR plus 2.25% per annum. The loan in the amount of $109.9 million that funded in December 2016 under the BULL Lombard Credit Agreement matures in December 2023, and the loan in the amount of $90.1 million that funded in January 2017 under the BALL Lombard Credit Agreement matures in January 2024. In connection with the Merger, the Company replaced Old Bristow as a guarantor of the Lombard Debt pursuant to conditional novation agreements described below under “—Conditional Novation Agreements”. The foregoing description of the Lombard Debt does not purport to be complete and is qualified in its entirety by reference to each of the BULL Lombard Credit Agreement and BALL Lombard Credit Agreement, which are filed as Exhibit 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Macquarie Credit Agreement

On February 1, 2017, Bristow U.S. LLC, one of Old Bristow’s wholly-owned subsidiaries entered into a term loan credit agreement with several banks, other financial institutions and other lenders from time to time party thereto and Macquarie Bank Limited, as administrative agent and as security agent (as amended, the “Macquarie Credit Agreement”). The borrower’s obligations under the Macquarie Credit Agreement were guaranteed by Old Bristow and secured by 20 oil and gas aircraft. The financing funded on March 7, 2017. Borrowings under the Macquarie Debt bear interest at an interest rate equal to the LIBOR plus 5.35% per annum. On the Effective Date, the parties to the Macquarie Credit Agreement entered into an omnibus amendment thereto (the “Macquarie Amendment”).  Among other things, the Macquarie Amendment (i) extended the maturity date of the loan made under the Macquarie Credit Agreement by 12 months to March 6, 2023, (ii) adjusted the loan amortization in accordance with the newly extended maturity date and (iii) to the extent permitted by other debt instruments, provided for the collateralization of the obligations owed under certain existing leases involving the parties or their affiliates with the liens securing the Macquarie Credit Agreement (as amended, the “Amended Macquarie Credit Agreement”). In connection with the Merger, the Company replaced Old Bristow as a guarantor to under the Amended Macquarie Credit Agreement, as amended pursuant to a conditional novation agreement described below under “—Conditional Novation Agreements”. The foregoing description of the Amended Macquarie Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Macquarie Credit Agreement, the First Amendment to the Macquarie Credit Agreement, the Second Amendment to the Macquarie Credit Agreement and the Macquarie Amendment, which are filed as Exhibits 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

PK Credit Agreement

On July 17, 2017, a wholly-owned subsidiary of old Bristow, Bristow Equipment Leasing Ltd. (“Bristow Equipment”), as borrower, entered into a term loan credit agreement with PK AirFinance S.à r.l. (“PK AirFinance”), as agent, and PK Transportation Finance Ireland Limited (“PK Transportation”), as lender, and other lenders from time to time party thereto, which provided for commitments in an aggregate amount of up to $230 million to make up to 24 term loans, each of which was made in respect of an aircraft pledged as collateral for all of the term loans (the “PK Credit Agreement”). The term loans were also secured by a pledge of all shares of the borrower and any other assets of the borrower and were guaranteed by Old Bristow. The financing funded in two tranches in September 2017. On October 3, 2019, Old Bristow executed an Omnibus Agreement (the “Omnibus Agreement”), among Bristow Equipment, as borrower, PK Transportation, as lender, PK AirFinance, as agent for the lender and as security trustee for the MAG Agent and the MAG Parties (each as defined in the PK Credit Agreement), PK AirFinance and PK Transportation. Pursuant to the Omnibus Agreement, the parties agreed, effective upon satisfaction of the conditions precedent set forth in the Omnibus Agreement (the “Omnibus Effective Date”), to amend the PK Credit Agreement to, among other things, extend the maturity date of the 24 loans made under the PK Credit Agreement by 18 months to January 27, 2025 and increase the principal amount of the loans by $17.3 million for aggregate loans outstanding as of March 31, 2020 of $207 million. Interest accrues on the PK Air Debt at a rate of LIBOR plus 5.00%. The Omnibus Agreement also updates the amortization schedule as of October 3, 2019 to provide that, among other things, only interest was payable on the loans for the six months following the Omnibus Effective Date, with a balloon amount of approximately $104.2 million due on the maturity date. In connection with the Merger, the Company replaced Old Bristow as a guarantor under the Amended PK Credit Agreement pursuant to a conditional novation agreement described below under “—Conditional Novation Agreements”. The foregoing description of the Amended PK Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the PK Credit Agreement and the Omnibus Agreement, which are filed as Exhibits 10.9 and 10.10, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Conditional Novation Agreements

In connection with the entry into the Merger Agreement and in anticipation of the Merger, the Company, Old Bristow, and certain subsidiaries of Old Bristow entered into certain conditional novation agreements, including agreements (i) with Lombard North Central PLC, entered into on June 1, 2020, pursuant to which the Company, effective as of the closing of the Merger, replaced Old Bristow as guarantor under the BULL Lombard Credit Agreement; (ii) with Lombard North Central PLC, entered into on June 1, 2020, pursuant to which the Company, effective as of the closing of the Merger, replaced Old Bristow as guarantor under the BALL Lombard Credit Agreement; (iii) with Macquarie Bank Limited and Macquarie Leasing LLC, entered into on June 10, 2020, pursuant to which the Company, effective as of the closing of the Merger, replaced Old Bristow as the guarantor under, and the parties to such novation agreement made certain related amendments to, the Amended Macquarie Credit Agreement; and (iv) with PK AirFinance S.à r.l., entered into on January 23, 2020, pursuant to which the Company, effective as of the closing of the Merger, replaced Old Bristow as the parent guarantor under the Amended PK Credit Agreement. The foregoing description of the conditional novation agreements does not purport to be complete and is qualified in its entirety by reference to the form of conditional novation agreements, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 relating to the Merger and various agreements described therein is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 relating to the Amended Bristow ABL, Lombard Credit Agreements, Amended Macquarie Credit Agreement, Amended PK Credit Agreement and the conditional novation agreements described therein is incorporated by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 relating to the Merger and various agreements described therein and contained in Item 5.03 relating to the directors’ agreements and the new compensation packages are incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, the Old Bristow shareholders now own approximately 77% of the existing Company Common Stock. The disclosure set forth in Item 2.01 to this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Merger, the Company’s pre-Merger board increased its size to 7 directors and as of the effective time of the Merger (the “Effective Time”):

•	Ann Fairbanks, Christopher P. Papouras, Yueping Sun and Steven Webster resigned from the Board of Directors of the Company.

•
The Company’s remaining directors Charles Fabrikant and Christopher S. Bradshaw increased the size of the post-Merger board to 8 directors and appointed former Old Bristow directors, G. Mark Mickelson, Lorin L. Brass, Wesley E. Kern, Robert J. Manzo and Brian D. Truelove, in each case effective as of the Effective Time, as well as Christopher Pucillo, effective as of June 12, 2020, as directors of the Company (collectively, the “newly-appointed directors”).

•	In addition, the directors of the Company expect to increase the size of the Board of Directors to 9 and to appoint one additional director at a later date.

•	The committees of the Board of Directors of the Company were reconstituted as follows:

(i)	the Audit Committee of the Company was reconstituted to consist of Charles Fabrikant, Wesley E. Kern and Brian D. Truelove;

(ii)	the Compensation Committee of the Company was reconstituted to consist of Lorin L. Brass, Wesley E. Kern and Christopher Pucillo; and

(iii)	the Nominating and Corporate Governance Committee of the Company was reconstituted to consist of Lorin L. Brass, Robert J. Manzo, Christopher Pucillo and Brian D. Truelove.

There are no arrangements or understandings between any of the newly-appointed directors and any other persons pursuant to which he was elected as a director of the Company. The registrant has not entered into any transactions with any of the newly-appointed directors that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Each of the newly elected directors of the Company has entered into an indemnification agreement with the Company, effective the date of appointment the form of which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Executive Officers

After the Merger, each of Christopher S. Bradshaw, President and Chief Executive Officer of the Company, Jennifer Whalen, Interim Senior Vice President, Chief Financial Officer of the Company and Crystal Gordon, Senior Vice President, General Counsel of the Company maintained their positions with the Company, except that Crystal Gordon will no longer be the Company’s Chief Administrative Officer and Jennifer Whalen will no longer be the Chief Accounting Officer of the Company. In addition, David Stepanek, Executive Vice President, Chief Operating Officer and Alan Corbett, Senior Vice President, Europe, Africa, Middle East, Asia and Australia and SAR were appointed as executive officers of the combined company, and Christopher Gillette was appointed Vice President, Chief Accounting Officer.

Each of Stuart Stavley, Senior Vice President, Global Fleet Management, and Grant Newman, Senior Vice President, Strategy & Corporate Development, will remain employed with the Company but will no longer be considered executive officers of the Company pursuant to the criteria of the Securities Exchange Act of 1934, as amended. In addition, Paul White, Senior Vice President, Commercial, resigned from the Company on June 11, 2020.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter and Bylaws Amendments

On June 11, 2020, in connection with the Merger, the Company filed two amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), as described below.

Immediately prior to the consummation of the Merger, the Company filed an amendment to the Charter (the “First Charter Amendment”), which (i) effected the Reverse Stock Split and (ii) increased the number of shares of Company Common Stock authorized for issuance under the Charter (the “Authorized Share Increase”). The First Charter Amendment became effective upon filing.

As a result of the Reverse Stock, the shares of Company Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split were reclassified into a smaller number of shares such that a stockholder of the Company prior to the Reverse Stock Split owns one share of Company Common Stock for each three shares of Company Common Stock held immediately prior to the effectiveness of the Reverse Stock Split.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder of the Company who would otherwise be entitled to a fraction of a share of Company Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment determined by multiplying the fraction of a share of Company Common Stock to which each stockholder of the Company would otherwise be entitled by the closing price of Company Common Stock on the New York Stock Exchange on June 10, 2020, which was the date immediately prior to the date on which the Reverse Stock Split was effected.

Prior to the Authorized Share Increase, the Charter authorized an aggregate of 70,000,000 shares of all classes of the Company’s capital stock, consisting of 60,000,000 shares of Company Common Stock of the Company and 10,000,000 shares of preferred stock of the Company. As a result of the Authorized Share Increase, the Charter authorizes an aggregate of 110,000,000 shares of all classes of the Company’s capital stock, consisting of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock of the Company.

After giving effect to the Reverse Stock Split a total of 7,175,029 shares of Company Common Stock were issued and outstanding (including restricted stock awards), as well as an additional 52,256 shares of Company Common Stock underlying other Company equity awards. Approximately 23,026,993 shares of Company Common Stock were issued as consideration in the Merger to holders of Old Bristow common stock (including shares issued as a result of the Old Bristow preferred stock conversion), exclusive of shares underlying equity awards, reserve shares and shares of shareholders purporting to dissent. Holders of the Old Bristow Common Stock Awards received Company equity awards entitling them to receive an aggregate of approximately 210,496 shares of Company Common Stock (exclusive of shares underlying unvested equity awards forfeited at the closing of the Merger) upon exercise or vesting thereof, as applicable, or approximately 0.7% of the fully diluted shares. Holders of the Old Bristow Preferred Stock Awards received Company equity awards entitling them to receive an aggregate of approximately 538,601 shares of Company Common Stock (exclusive of shares underlying unvested equity awards forfeited at the closing of the Merger) upon exercise or vesting thereof, as applicable, or approximately 1.7% of the fully diluted shares.

Immediately following the consummation of the Merger, the Company filed an amendment to the Charter (the “Second Charter Amendment”) with the Secretary of State of the State of Delaware, which (i) effected the Name Change, (ii) changed the Company’s registered agent from Corporation Services Company to The Corporation Trust Company and (iii) changed the address of the Company’s registered office in Delaware from 251 Little Falls Drive, Wilmington, Delaware 19808 in New Castle County to 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801 in New Castle County. The Second Charter Amendment became effective upon filing.

Immediately following the consummation of the Merger, the Company’s Board of Directors adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws Amendment”) that, among other things, made conforming changes to (i) reflect the Name Change and (ii) incorporate certain regulatory requirements.

The foregoing description of the First Charter Amendment, the Second Charter Amendment and the Bylaws Amendment do not purport to be complete and are subject and qualified in their entirety by reference to their respective full texts. Copies of the First Charter Amendment, the Second Charter Amendment and the Bylaws Amendment are attached hereto as Exhibits 3.1, 3.2 and 3.3 respectively, and are incorporated by reference herein.

Change in Fiscal Year

As of the effective time of the Merger, the Company’s Board of Directors approved a change in the Company’s fiscal year-end from December 31 to March 31, to correspond with the fiscal year-end of Old Bristow prior to the Merger. As a result of this change, the Company’s first fiscal year end following the Merger will be March 31, 2021.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In connection with the Merger, a joint annual and special meeting of stockholders of the Company was held on June 11, 2020 (the “Meeting”). The Meeting was held in order to vote upon the following proposals set forth in the Company’s joint proxy and consent solicitation statement/prospectus, filed with the SEC on April 23, 2020: (i) to approve the issuance of shares of Company Common Stock in connection with the Merger as contemplated by the Merger Agreement (the “Stock Issuance Proposal”),  (ii) to elect the six directors to serve until the 2021 Annual Meeting of Stockholders or until his/her successor is elected and qualified (the “Election of Directors”) (with each of Ann Fairbanks, Christopher Papouras, Yueping Sun and Steven Webster resigning immediately after the meeting), (iii) to approve the proposed amendment to the Charter effecting an increase in the number of authorized shares of Company Common Stock (the “Share Increase Proposal”); (iv) to approve the proposed amendment to the Charter effecting the Reverse Stock Split (the “Reverse Stock Proposal”); (v) to ratify the appointment of Grant Thornton LLP as the Company’s independent auditor (the “Ratification of Grant Thornton”); (vi) to hold an advisory vote to approve the Company’s named executive officer compensation (the “Executive Compensation Approval”); and (vii) to adjourn or postpone the Meeting if there were insufficient votes to approve the Stock Issuance Proposal, Share Increase Proposal or Reverse Stock Split Proposal at the time of the Meeting to allow the Company to solicit additional proxies in favor of either of such proposals (the “Adjournment”, together with, the Stock Issuance Proposal, the Election of Directors, the Share Increase Proposal, the Reverse Stock Proposal, the Ratification of Grant Thornton and the Executive Compensation Approval, the “Proposals”). The Proposals were all approved by the holders of a majority of the Company’s outstanding common stock. Results of the voting were as follows:

Proposal 1: Stock Issuance Proposal

For	Against	Abstain	Broker Non-Votes
18,656,824	26,760	1,051	978,285

Proposal 2: Election of Directors

Directors	For	Against	Abstain	Broker Non-Votes
Christopher S. Bradshaw	18,589,794	80,859	13,982	978,285
Charles Fabrikant	17,213,166	252,595	1,218,874	978,285
Anna Fairbanks	17,804,181	680,189	200,265	978,285
Christopher P. Papouras	18,511,801	142,257	30,577	978,285
Yueping Sun	18,525,890	142,257	16,488	978,285
Steven Webster	18,477,580	149,439	57,616	978,285

Proposal 3: Share Increase Proposal

For	Against	Abstain
18,849,108	805,916	7,896

Proposal 4: Reverse Stock Split Proposal

For	Against	Abstain
19,603,180	50,458	9,282

Proposal 5: Ratification of Grant Thornton

For	Against	Abstain
19,629,317	7,349	26,254

Proposal 6: Executive Compensation Approval

For	Against	Abstain	Broker Non-Votes
10,540,155	8,142,306	2,174	978,285

Proposal 7: Adjournment

For	Against	Abstain
18,669,692	965,188	28,040

Item 9.01.	Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

The consolidated balance sheets of Old Bristow Group Inc. and subsidiaries as of March 31, 2020 (Successor) and March 31, 2019 (Predecessor), the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders' investment and redeemable noncontrolling interest for the five months ended March 31, 2020 (Successor) and the seven months ended October 31, 2019 (Predecessor) and for each of the years in the two year period ended March 31, 2019 (Predecessor), and the related notes are filed herewith as Exhibit 99.1 and incorporated into this Item 9.01 by this reference.

(b)          Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information reflecting the combined operations of the Company and Old Bristow, including the unaudited pro forma condensed balance sheet as of March 31, 2020 (which was the date of the most recent balance sheet of both the Company and Old Bristow at the closing of the Merger), the unaudited pro forma condensed combined statement of income for the twelve-months ended March 31, 2020 (which was the latest interim period of both the Company and Old Bristow at the closing of the Merger), the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2019 (which was the most recent completed fiscal year of the Company at the closing of the Merger) and for the fiscal year ended March 31, 2020 (which was the most recent completed fiscal year of Old Bristow at the closing of the Merger), and the notes related thereto, are filed herewith as Exhibit 99.2 and incorporated into this Item 9.01 by this reference. The unaudited pro forma condensed combined financial information is a presentation of historical results with accounting adjustments necessary to reflect the estimated pro forma effect of the Merger and is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not reflect the effects of any anticipated changes to be made to the operations of the Company in connection with the Merger, including synergies and cost savings, and does not include one-time charges expected to result from the Merger. The unaudited pro forma condensed combined financial information should not be construed to be indicative of future results of operations or financial position of the Company.

(c)          Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation filed June 11, 2020

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation filed June 11, 2020

3.3	Amendment to Amended and Restated Bylaws

10.1	Registration Rights Agreement, dated as of June 11, 2020 by and among the Company, Solus and SDIC

10.2
Amendment and Restatement, Confirmation and Waiver Agreement to the ABL Facilities Agreement dated April  17, 2018, by and among Bristow Norway AS and Bristow Helicopters Limited, as borrowers and guarantors, Bristow Group Inc., the financial institutions from time to time party thereto as lenders and Barclays Bank PLC, in its capacity as agent and security trustee (incorporated by reference to Exhibit 10.3 to Old Bristow’s Current Report on Form 8-K filed on November 6, 2019 (File No. 001-31617))

10.3
Term Loan Credit Agreement, dated as of November 11, 2016, among Bristow U.S. Leasing LLC, the lenders from time to time party thereto and Lombard North Central Plc. (incorporated by reference to Exhibit 10.1 to Old Bristow’s Current Report on Form 8-K filed on November 14, 2016 (File No. 001-31617))

10.4
Term Loan Credit Agreement, dated as of November 11, 2016, among Bristow Aircraft Leasing Limited, the lenders from time to time party thereto and Lombard North Central Plc. (incorporated by reference to Exhibit 10.2 to Old Bristow’s Current Report on Form 8-K filed on November 14, 2016 (File No. 001-31617))

10.5
Term Loan Credit Agreement, dated as of February 1, 2017, among Bristow U.S. LLC, the several banks, other financial institutions and other lenders from time to time party thereto and Macquarie Bank Limited, as administrative agent and as security agent (incorporated by reference to Exhibit 10.1 to Old Bristow’s Current Report on Form 8-K filed on February 2, 2017 (File No. 001-31617))

10.6	First Amendment to Term Loan Credit Agreement, dated as of March 7, 2017, among Bristow U.S. LLC, the lenders part thereof, and Macquarie Bank Limited, as administrative agent

10.7	Second Amendment to Term Loan Credit Agreement, dated as of August 14, 2018, among Bristow U.S. LLC, the lenders part thereof, and Macquarie Bank Limited, as administrative agent

10.8
Amendment to the Term Loan Credit Agreement, dated as of February  1, 2017, among the Company, as guarantor, Bristow U.S. LLC, as borrower and lessee, BriLog Leasing Ltd., as lessee, Macquarie Bank Limited, as administrative agent and security agent, Macquarie Leasing LLC, as lender and owner participant, and Macquarie Rotorcraft Leasing Holdings Limited, as owner participant (incorporated by reference to Exhibit 10.2 to Old Bristow’s Current Report on Form 8-K filed on November 6, 2019 (File No. 001-31617))

10.9
Credit Agreement, dated as of July 17, 2017, among Bristow Equipment Leasing Ltd., as borrower, PK Transportation Finance Ireland Limited, as lender, PK AirFinance S.à r.l., in its capacity as agent, and PK AirFinance S.à r.l., in its capacity as security trustee (incorporated by reference to Exhibit 10.1 to Old Bristow’s Current Report on Form 8-K filed on July 18, 2017 (File No. 001-31617))

10.10
Omnibus Agreement, dated as of October 3, 2019, among Bristow Equipment Leasing Ltd., as borrower, Bristow Group Inc., PK Transportation Finance Ireland Limited, as lender, PK AirFinance S.à r.l., in its capacity as agent, and PK AirFinance S.à r.l., in its capacity as security trustee (incorporated by reference to Exhibit 10.1 to Old Bristow’s Current Report on Form 8-K filed on October 9, 2019 (File No. 001-31617))

10.11	Conditional Novation Agreements

10.12	Form of Director and Officer Indemnification Agreement

23.1	Consent of KPMG LLP

99.1
Consolidated balance sheets of Old Bristow Group Inc. and subsidiaries  as of March 31, 2020 (Successor) and March 31, 2019 (Predecessor), the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders' investment and redeemable noncontrolling interest for the five months ended March 31, 2020 (Successor) and the seven months ended October 31, 2019 (Predecessor) and for each of the years in the two year period ended March 31, 2019 (Predecessor), and the related notes

99.2
Unaudited pro forma condensed combined financial information, including a pro forma balance sheet giving effect to the combination as of the date of the most recent balance sheet and pro forma statements of operations reflecting the combined operations of the entities for the latest fiscal year and interim period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Dated: June 17, 2020	By:	/s/ Crystal L. Gordon
	Name:	Crystal L. Gordon
	Title:	SVP, General Counsel